UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 21, 2011
L. B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania	000-10436	25-1324733
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(I.R.S. EmployerIdentification No.)

415 Holiday Drive, Pittsburgh, Pennsylvania		15220
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(412) 928-3417

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2011, the Board of Directors approved an amendment to the form of Restricted Stock Agreement under the L.B. Foster Company 2006 Omnibus Incentive Plan. This amendment clarifies that holders of restricted stock granted under these agreements (i) are entitled to vote all such shares of outstanding restricted stock and (ii) will accrue dividends at the same rate as are paid to the holders of our common stock (which accrued dividends will be paid in cash when the restricted stock vests). The amendments will become effective on December 23, 2011. Our existing Restricted Stock Agreement together with the form of amendment is attached to this Form 8-K as exhibit 10.1. A new form of Restricted Stock Agreement reflecting the above amendments is attached to this Form 8-K as exhibit 10.2. The new form of agreement will be used for restricted stock grants occurring on and after December 23, 2011.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

10.1           Restricted Stock Agreement (for grants made prior to December 23, 2011)
10.2           Amended Restricted Stock Agreement (for grants made on or after December 23, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. Foster Company
(Registrant)

Date: December 21, 2011
/s/ David J. Russo
David J. Russo
Senior Vice President,
Chief Financial and Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Restricted Stock Agreement (for grants made prior to December 23, 2011)
10.2	Amended Restricted Stock Agreement (for grants made on or after December 23, 2011)